As filed with the Securities and Exchange Commission on January 10, 1997
            Registration No.333-
                    SECURITIES AND EXCHANGE COMMISSION
                          Washington, D.C. 20549

                                 FORM S-3
                          REGISTRATION STATEMENT
                                   UNDER
                        THE SECURITIES ACT OF 1933

                             AMP Incorporated
            (Exact name of registrant as specified in charter)
   Pennsylvania             470 Friendship Road           23-033-2575
                      Harrisburg, Pennsylvania 17111
                              (717) 564-0100
   (State or other            (Address, including         (I.R.S.
   jurisdiction of            zip code, and               Employer
   incorporation or           telephone number,           Identification
   organization)              including area code,        No.)
                              of registrant's principal
                              executive offices)

                             David F. Henschel
                             AMP Incorporated
                            470 Friendship Road
                      Harrisburg, Pennsylvania 17111
                              (717) 564-0100
         (Name, address, including zip code, and telephone number,
                including area code, of agent for service.)

                                Copies to:

   David W. Schoenberg, Esq.                    Joseph L. Johnson III, Esq.
   Altheimer & Gray                             Goodwin, Procter & Hoar
   10 South Wacker Drive, Suite 4000            Exchange Place
   Chicago, Illinois 60606                      Boston, Massachusetts 02109
   (312) 715-4000                               (617) 570-1000

            Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

            If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: / /
            If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: / /
            If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: / /
            If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: / /
            If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: / /

                     CALCULATION OF REGISTRATION FEE

   Title of Each Class  Amount      Proposed    Proposed      Amount of
   of Securities        to be       Maximum     Maximum       Registra
   to be Registered     Registered  Offering    Aggregate     tion Fee
                                    Price Per   Offering
                                    Unit (1)    Price (1)
   Common Stock, no      995,608     $38.375     $38,206,457   $13,180
   par value

   (1) Estimated in accordance with Rule 457 of Regulation C under the Securities Act of 1933, as amended, solely for the purpose of determining the registration fee. The above calculation is based on the average of the high and low prices of the Common Stock reported on the NYSE Composite Tape on January 3, 1997.

            The registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to such Section 8(a), may determine.

               SUBJECT TO COMPLETION, DATED JANUARY 10, 1997
   PROSPECTUS
              , 1997
                               995,608 Shares

                              AMP INCORPORATED
                               Common Stock

            Of the 995,608 shares of common stock, no par value ("Common Stock"), of AMP Incorporated, a Pennsylvania corporation (the
   "Company"), offered hereby, 486,844 shares are being offered by Robert M. Bretholtz ("RMB"), 234,175 shares are being offered by the Harold N. Cotton Trust ("HNC"), 34,240 shares are being offered by the Joshua B. Bretholtz Grantor Trust ("JBBGT"), 61,331 shares are being offered by the Nancy E. Cotton 1995 Trust ("NCT"), 61,331 shares are being offered by the Betsy L. Cotton 1995 Trust ("BCT"),

   61,331 shares are being offered by the Lauren A. Cotton 1995 Trust
   ( LCT ), 34,240 shares are being offered by the Jared S. Bretholtz Grantor Trust ("JSBGT"), 7,372 shares are being offered by the Harold
   N. Cotton GST FBO Betsy Cotton ("GSTBC"), 7,372 shares are being offered by the Harold N. Cotton GST FBO Lauren Cotton ("GSTLC"), and 7,372 shares are being offered by the Harold N. Cotton GST FBO Nancy Cotton ("GSTNC") (RMB, HNC, JBBGT, NCT, BCT, LCT, JSBGT, GSTBC, GSTLC and GSTNC, collectively the "Selling Shareholders"). See "Selling Shareholders" and "Plan of Distribution."

            The Common Stock to be sold by the Selling Shareholders was issued in connection with the acquisition by a wholly-owned subsidiary of the Company of Madison Cable Corporation, Madison Cable Limited and the net assets of Airport Realty Company and Jared Associates (the "Acquisition"). The Company has agreed with the Selling Shareholders or their affiliates to register the 1,610,047 shares of Common Stock issued to date in the Acquisition, which shares include the 995,608 shares of Common Stock offered hereby.
   The Company has also agreed to pay certain fees and expenses incident to such registration. It is estimated that the fees and expenses payable by the Company in connection with the registration of the Common Stock will be approximately $30,000. The Company intends to keep the registration statement, of which this Prospectus is a part, effective until no later than February 14, 1996. See "Selling Shareholders" and "Plan of Distribution."

            The Company's Common Stock is listed on the New York Stock Exchange (the "NYSE"), the Boston Stock Exchange, the Cincinnati Stock Exchange, the Midwest Stock Exchange, Inc., the Pacific Stock Exchange, Incorporated and the Philadelphia Stock Exchange, Inc. and options with respect to the Common Stock are listed on the Chicago Stock Exchange, Inc., all under the symbol AMP. On January 9, 1996, the last reported sale price of the Company's Common Stock on the NYSE Composite Tape was $41.00 per share.

            The Selling Shareholders directly, through agents designated from time to time, or through dealers or underwriters also to be designated, may sell the shares of Common Stock being offered hereby from time to time on the NYSE, any other securities exchange on which the Common Stock is listed or the over the counter market, at prices and on terms then prevailing thereon, or in negotiated transactions or otherwise. To the extent required, the specific number of shares to be sold, the names of the Selling Shareholder(s), the respective purchase prices and public offering prices, the names of any agents, dealers or underwriters, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying Prospectus Supplement or in an amendment to the registration statement of which this Prospectus is a part, as appropriate. See "Plan of Distribution." Each of the Selling Shareholders reserves the sole right to accept and, together with its agents from time to time, to reject in whole or in part any proposed purchase of shares of Common Stock to be made directly or through agents.

            The Selling Shareholders and any broker-dealers, agents or underwriters that participate with the Selling Shareholders in the distribution of the shares of Common Stock may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and any commissions received by them and any profit on the resale of shares of Common Stock purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. See "Plan of Distribution" herein for indemnification arrangements among the Company and the Selling Shareholders.

       THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE
         SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
               COMMISSION NOR HAS THE SECURITIES AND EXCHANGE
               COMMISSION OR ANY STATE SECURITIES COMMISSION
                  PASSED UPON THE ACCURACY OR ADEQUACY OF
                    THIS PROSPECTUS.  ANY REPRESENTATION
                   TO THE CONTRARY IS A CRIMINAL OFFENSE.

   The date of this Prospectus is             , 1997



   Information contained herein is subject to completion or amendment.
   A registration statement relating to these securities has been filed with the Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This prospectus shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any State in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securites laws of any such State.

            No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with the offering other than those contained in this Prospectus, and if given or made, such information or representations must not be relied upon as having been authorized by the Company. This Prospectus does not constitute an offer to sell or solicitation of an offer to buy by anyone in any jurisdiction in which such offer to sell or solicitation is not authorized, or in which the person making such offer is not qualified to do so or to any person to whom it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create any implication that there has been no change in the affairs of the Company since the date hereof or that the information contained herein is correct as of any time subsequent to the date hereof.


                    DOCUMENTS INCORPORATED BY REFERENCE

            The following documents have been filed with the Securities and Exchange Commission (the "Commission") under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and are incorporated herein by reference:

            (1) the Annual Report on Form 10-K of the Company for the year ended December 31, 1995;

            (2) the Quarterly Report on Form 10-Q of the Company for the quarter ended March 31, 1996;

            (3) the Quarterly Report on Form 10-Q of the Company for the quarter ended June 30, 1996;

            (4) the Quarterly Report on Form 10-Q of the Company for the quarter ended September 30, 1996;

            (5) the Current Report on Form 8-K of the Company filed January 2, 1997;

            (6) the Current Report on Form 8-K of the Company filed January 8,1997;

            (7) the description of the Common Stock contained in the Company's Registration Statement on Form 8-B (File No. 1-4235) filed on April 10, 1989, and any amendment or report filed for the purpose of updating any such description; and

            (8)   the description of the rights under the Rights
   Agreement between the Company and Chemical Bank, dated as of October 25, 1989 (the "Rights Agreement"), set forth in the Company's
   Registration Statement on Form 8-A (File No. 1-4235) filed on
   November 7, 1989, and any amendment or report filed for the purpose of updating any such description.

            All documents and reports filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date of this Prospectus and prior to the termination of the offering of the shares of Common Stock pursuant hereto shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

            Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this Prospectus to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

            The Company will provide without charge to each person to whom this Prospectus has been delivered, upon written or oral request, a copy of any or all of the documents referred to above which have been or may be incorporated by reference herein, other than exhibits to such documents (unless such exhibits are specifically incorporated by reference therein). Requests for such copies should be directed to AMP Incorporated, P.O. Box 3608, Mail Stop 176-48, Harrisburg, Pennsylvania 17105, Attention: David F. Henschel, Corporate Secretary, telephone number (717) 564-4205.

                                THE COMPANY

            AMP is the world leader in electrical and electronic connection devices and a producer of an expanding number of connector intensive assemblies and total interconnection systems. AMP supplies over 100,000 types and sizes of terminals, splices, connectors, cable and panel assemblies, electro-optic devices, printed circuit board assemblies, sensors, wide and local area network products and systems, switches, touch screen data entry systems and related application tooling to more than 250,000 worldwide customer locations, including original electrical and electronic equipment manufacturers and customers who install and maintain that equipment.
   The mailing address of AMP's principal executive offices is P.O. Box 3608, Mail Stop 176-40, Harrisburg, Pennsylvania 17105, and its telephone number is (717) 564-0100.

                        DESCRIPTION OF CAPITAL STOCK

            The class of securities to be registered is Common Stock, no par value.

   Capital Stock

            The following statements with respect to the Company's capital stock are subject to the detailed provisions of the Company's Restated Articles of Incorporation ("Articles of Incorporation"), By-laws, as amended (the "By-laws"), and the Rights Agreement. These statements do not purport to be complete and are qualified in their entirety by reference to the terms of the Articles of Incorporation, the By-laws and the Rights Agreement, each of which are incorporated by reference into this Prospectus.

            The Company is authorized to issue 700,000,000 shares of its Common Stock. The Company has no other authorized classes of stock or securities. As of December 30, 1996, 219,575,661 shares of Common Stock were issued and outstanding (excluding 12,920,468 shares held in treasury).

   Common Stock

            Each share of Common Stock of the Registrant entitles the holder thereof to one vote on all matters submitted to a vote of the shareholders. In electing directors, shareholders are not entitled to cumulative voting. Holders of Common Stock do not have any preemptive rights or rights to subscribe to additional securities of the Company. There are no conversion rights, redemption provisions or sinking fund provisions applicable to the Common Stock nor is it subject to calls or assessments by the Company. Upon liquidation, the holders of the Common Stock are entitled to receive, pro rata, the net assets of the Company available for distribution to shareholders. Holders of Common Stock are entitled to share ratably in dividends when and as declared by the Board of Directors of the Company out of funds legally available therefor.

   Common Stock Purchase Rights

            In 1989, the Company adopted a Shareholder Rights Plan (the "Shareholder Rights Plan") and distributed to its shareholders, with respect to each outstanding share of Common Stock held, one right ("the Right") to purchase one share of Common Stock at a purchase price of $175, subject to adjustment. The purchase price was adjusted to $87.50 to reflect the Company's 2-for-1 stock split effected on March 2, 1995. The description and terms of the Rights are set forth in the Rights Agreement.

            The Rights will remain attached to the Common Stock and are not exercisable except under the limited circumstances set forth in the Shareholder Rights Plan and relating generally to the acquisition of, or tender for, 20% or more of the outstanding Common Stock. If such circumstances occur, the Rights will separate from the Common Stock and become exercisable. If, subsequently, a person actually acquires beneficial ownership of 20% or more of the Common Stock (an "Acquiring Person"), except pursuant to an offer for all outstanding shares of Common Stock which the independent directors of the Company determine, after receiving advice from one or more investment banking firms, to be fair to and otherwise in the best interests of the Company and its shareholders (a "Qualifying Offer"), each Right (except those held by such Acquiring Person) will become exercisable for such number of shares of Common Stock (or, in certain circumstances, a reasonable substitute therefor) having a market value equal to twice the exercise price of the Right. In addition, if, after such time as an acquiror of shares of Common Stock becomes an Acquiring Person, (i) the Company is acquired in a merger or other business combination transaction in which the Company is not the surviving corporation (other than a merger which follows a Qualifying Offer and satisfies certain other requirements), (ii) the Company is acquired in a merger or other business combination transaction in which the Company is the surviving corporation but all or part of the Common Stock is changed into or exchanged for securities of the other person or other property, or (iii) 50% or more of the Company's assets, cash flow or earning power is sold or transferred, each Right will become exercisable for such number of shares of common stock of the acquiror having a value equal to twice the exercise price of the Right. The Rights expire on November 6, 1999 unless earlier redeemed by the Company for $.005 per Right. The Company may redeem the Rights at any time until 10 business days after a person has become an Acquiring Person. Until the Rights separate from the Common Stock, each new share of Common Stock issued will have a Right attached. The Rights do not have voting or dividend rights and, until they become exercisable, have no dilutive effect on the earnings of the Company.

                            SELLING SHAREHOLDERS

      The following table sets forth certain information with respect to the Selling Shareholders, including the number of shares of Common Stock beneficially owned by each Selling Shareholder as of the date of this Prospectus, the percentage of shares of voting stock outstanding held by each and the number of shares of Common Stock offered hereby. There can be no assurance that all or any of the shares offered hereby will be sold.

                                    Percent               Number      Percen

                        Number      age of      Number    of          tage
                        of          Shares      of        Shares      of
                        Shares      of          Shares    of          Shares
                        of          Common      of        Common      of
                        Common      Stock       Common    Stock       Common
                        Stock       Outstand    Stock     Benefi      Stock
                        Benefi      ing Prior   Offered   cially      Out
                        cially      to the                Held        stand
                        Held        Offering              After       ing Af
                        Prior to                          the         ter
   Selling              the                               Offering    the
   Shareholder          Offering                                      Offering

   Robert M.             486,844     *          486,844    -           -
   Bretholtz(1)

   Harold N. Cotton      234,175     *          234,175    -           -
   Trust(2)

   Jared S. Bretholtz     34,240     *           34,240    -           -
   Grantor Trust

   Joshua B. Bretholtz    34,240     *           34,240    -           -
   Grantor Trust

   Nancy E. Cotton        61,331     *           61,331    -           -
   1995 Trust(3)

   Betsy L. Cotton        61,331     *           61,331    -           -
   1995 Trust(3)

   Lauren A. Cotton       61,331     *           61,331    -           -
   1995 Trust(3)

   Harold N. Cotton        7,372     *            7,372    -           -
   GST FBO Lauren
   Cotton(3)

   Harold N. Cotton        7,372     *            7,372    -           -
   GST FBO Betsy
   Cotton(3)

   Harold N. Cotton        7,372     *            7,372    -           -
   GST FBO Nancy
   Cotton(3)

                         995,608     *          995,608    -           -

   * Represents less than one percent of the outstanding shares of Common Stock.

   (1)      Excludes shares held by the Joshua B. Bretholtz Grantor
      Trust and shares held by the Jared S. Bretholtz Grantor Trust, of which Mr. Bretholtz is the trustee. Mr. Bretholtz disclaims beneficial ownership of such shares.

   (2) Lauren A. Cotton, Betsy L. Cotton and Nancy E. Cotton are the beneficiaries of this trust. Phyllis J. Cotton, Daniel I. Cotton, Melvin M. Rosenblatt and David R. Andelman are the trustees of this trust and all disclaim beneficial ownership of such shares.

   (3) Melvin M. Rosenblatt, David R. Andelman and Daniel I. Cotton are the trustees of this trust and all disclaim beneficial ownership of such shares.

      RMB and JBBGT acquired the shares of Common Stock offered hereby on February 28, 1996 from a wholly-owned subsidiary of the Company, pursuant to an Acquisition Agreement and Plan of Merger dated as of January 10, 1996 by and among the Company, MC Merger Corp., Madison Cable Corporation ("Madison Cable"), Madison Cable Limited ("Madison Limited"), Airport Realty Company ("Airport Realty"), Jared Associates ("Jared") and certain of the Selling Shareholders or their affiliates (the "Acquisition Agreement"). Pursuant to the Acquisition Agreement, the subsidiary of the Company acquired all of the issued and outstanding capital stock of Madison Cable and Madison Limited and all of the respective assets of Airport Realty and Jared. Shares received by Harold N. Cotton pursuant to the Acquisition Agreement were transferred without consideration to the Harold N. Cotton Trust, and were subsequently transferred again without consideration to HNC, GSTBC, GSTLC and GSTNC upon Mr. Cotton s death. NCT, BCT, and LCT are indirect transferees for no consideration of certain entities that received such shares pursuant to the Acquisition Agreement. JSBGT acquired its shares of Common Stock without consideration from Ronnie Bretholtz as Custodian for Jared S. Bretholtz (who received such shares pursuant to the Acquisition Agreement) when Jared S. Bretholtz reached the age of majority.

      In connection with the Acquisition Agreement, the Company and the Selling Shareholders or their affiliates have entered into a Registration Rights Agreement pursuant to which the Company has agreed, among other things, to file up to three registration statements in connection with public offerings of shares of Common
   Stock, including the offering contemplated by this Prospectus, by the Selling Shareholders. This Prospectus is provided pursuant to the second such registration. The first registration statement filed pursuant to the Registration Rights Agreement became effective on May
   6, 1996. Certain of the Selling Shareholders, predecessors of certain other Selling Shareholders, the Jewish Community Endowment Foundation of Worcester and Fidelity Investments Charitable Gift Fund sold 614,439 shares of Common Stock pursuant to such first registration. The shares of Common Stock to be offered pursuant thereto which were not sold were deregistered June 20, 1996.

                            PLAN OF DISTRIBUTION


      The Company will not receive any of the proceeds from this offering.

      The shares of Common Stock offered hereby may be sold from time to time in one or more transactions at a fixed offering price, which may be changed, or at varying prices determined at the time of sale or at negotiated prices.

      The Selling Shareholders may from time to time offer shares of Common Stock offered hereby to or through underwriters, dealers or agents, who may receive consideration in the form of discounts and commissions; such compensation, which may be in excess of ordinary brokerage commissions, may be paid by the Selling Shareholders and/or the purchasers of the shares of Common Stock offered hereby for whom such underwriters, dealers or agents may act. Any such dealers or agents that participate in the distribution of the shares of Common Stock offered hereby may be deemed to be "underwriters" as defined in the Securities Act, and any profit on the sale of such shares of Common Stock offered hereby by them and any discounts, commissions or concessions received by any such dealers or agents might be deemed to be underwriting discounts and commissions under the Securities Act. The aggregate proceeds to the Selling Shareholders from sales of the Common Stock offered by the Selling Shareholders hereby will be the purchase price of such Common Stock less any broker's commissions and underwriter's discounts.

      To the extent required by the Securities Act with respect to underwritten offerings, the specific shares of Common Stock to be sold, the names of the Selling Shareholders, the respective purchase prices and public offering prices, the names of the underwriter or underwriters, and any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying Prospectus Supplement or, if appropriate, a post-effective amendment to the Registration Statement of which this Prospectus is a part.

      The sale of shares of Common Stock by the Selling Shareholders may also be effected from time to time by selling shares directly to purchasers or to or through broker-dealers. In connection with any such sales, any such broker-dealer may act as agent for the Selling Shareholders or may purchase from the Selling Shareholders all or a portion of such shares as principal. Such sales may be made on the NYSE or any exchange on which the shares of Common Stock are then traded, in the over-the-counter market, in negotiated transactions or otherwise at prices and at terms then prevailing or at prices related to the then-current market prices or at prices otherwise negotiated. Shares may also be sold in one or more of the following transactions:
   (i) block transactions (which may involve crosses) in which a broker-dealer may sell all or a portion of such shares as agent but may position and resell all or a portion of the block as principal to facilitate the transaction; (ii) purchases by any such broker-dealer as principal and resale by such broker-dealer for its own account pursuant to a Prospectus Supplement; (iii) a special offering, an exchange distribution or a secondary distribution in accordance with applicable NYSE rules; (iv) ordinary brokerage transactions and transactions in which any such broker-dealer solicits purchasers; (v) sales "at the market" to or through a market maker or into an existing trading market, on an exchange or otherwise, for such shares; and (vi) sales in other ways not involving market makers or established trading markets, including direct sales to institutions or individual purchasers. In effecting sales, broker-dealers engaged by the Selling Shareholders may arrange for other broker-dealers to participate. Broker-dealers will receive commissions or other compensation from the Selling Shareholders in amounts to be negotiated immediately prior to the sale that are not expected to exceed those customary in the types of transactions involved. Broker-dealers may also receive compensation from purchasers of the shares which is not expected to exceed that customary in the types of transactions involved.

      The Company will pay substantially all the expenses incurred by the Selling Shareholders and the Company incident to the offering and sale of the shares of Common Stock offered hereby to the public, but excluding any discounts, commissions and fees of underwriters, broker-dealers or agents or legal fees incurred by the Selling Shareholders. The Company has agreed to indemnify the Selling Shareholders against certain liabilities, including liabilities under the Securities Act.

                               LEGAL MATTERS

      The validity of the shares of Common Stock being offered hereby will be passed upon for the Company by David F. Henschel, Associate General Legal Counsel of the Company. Mr. Henschel beneficially owns shares of Common Stock and holds options to purchase additional shares of Common Stock.

                                  EXPERTS

      The consolidated financial statements of the Company incorporated herein by reference to the Company's Annual Report on Form 10-K for the year ended December 31, 1995 have been audited by Arthur Andersen LLP, independent public accountants, as indicated in their report with respect thereto, and are incorporated herein by reference in reliance upon the authority of said firm as experts in giving said report.

                           AVAILABLE INFORMATION

      The Company is subject to the informational requirements of the Exchange Act and in accordance therewith files reports, proxy and information statements and other information with the Commission.
   Reports, proxy and information statements and other information filed with the Commission can be inspected and copied during normal business hours at the public reference facilities maintained by the Commission at Judiciary Plaza, 450 Fifth Street, N.W., Washington,
   D.C. 20549, and at its regional offices at 7 World Trade Center, 13th Floor, New York, New York 10048, and Northwestern Atrium Center, 500
   West Madison Street, Suite 1400, Chicago, Illinois 60661. Copies of such material can be obtained at prescribed rates from the Public
   Reference Section of the Commission, 450 Fifth Street, N.W.,
   Washington, D.C. 20549. The Commission also maintains a site on the World Wide Web at http://www.sec.gov. that contains certain reports, proxy statements and other information. Such reports, proxy and information statements, and other information concerning the Company can also be inspected at the offices of the NYSE, 20 Broad Street, New York, New York 10005, on which exchange shares of Common Stock are listed.

   Shares of Common Stock are also listed on the following regional stock exchanges: Boston Stock Exchange, Cincinnati Stock Exchange, Midwest Stock Exchange, Inc., Pacific Stock Exchange, Incorporated and Philadelphia Stock Exchange, and options with respect to the Common Stock are listed on the Chicago Stock Exchange, Inc.

      This Prospectus constitutes a part of a Registration Statement on Form S-3 filed by the Company with the Commission under the Securities Act. This Prospectus omits certain of the information contained in the Registration Statement, and reference is hereby made to the Registration Statement and to the exhibits thereto for further information with respect to the Company and the Common Stock. Any statements contained herein concerning the provisions of any document are not necessarily complete, and, in each instance, reference is made to the copy of such document filed as an exhibit to the Registration Statement or otherwise filed with the Commission. Each such statement is qualified in its entirety by such reference.

                                  PART II

                   INFORMATION NOT REQUIRED IN PROSPECTUS

   Item 14.  Other Expenses of Issuance and Distribution.

      Set   forth  below  is  an  estimate  of  the  fees  and  expenses anticipated to be payable by the Company, in connection with the registration and distribution of the Common Stock being registered:


   Securities and Exchange Commission Registration Fee           $13,180
   Legal Fees                                                     14,500
   Accounting Fees                                                 1,500
   Miscellaneous                                                     820
          Total                                                  $30,000


   Item 15.  Indemnification of Directors and Officers.

      The Company, as a Pennsylvania corporation, is subject to the provisions of the Business Corporation Law of 1988 (the "BCL"), which is Pennsylvania's corporation statute.  Subchapter D of Chapter 17 of the BCL  provides for the  authority of Pennsylvania  corporations to
   indemnify   directors,   officers,  employees   or   agents   of  the
   corporation, or of another domestic or foreign corporation for profit
   or  not-for-profit,  partnership,  joint  venture,  trust  or   other
   enterprise (including without limitation,  any employee benefit plan)
   who  are  serving  as   such  at  the  request  of   the  corporation
   (individually,  a  "Representative")   against  expenses   (including
   attorneys'  fees), judgments, fines and amounts paid in settlement in the case of third party actions, but only against expenses (including
   attorneys' fees) in the  case of derivative actions.   Unless ordered
   by a  court, such indemnification is to be made only as authorized in the specific case upon a determination by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the action or proceeding, by the shareholders or, if such quorum of the board is not obtainable or a majority vote of disinterested directors so directs, by independent legal counsel,
   that  indemnification   of  the  Representative  is   proper  in  the
   circumstances.  Indemnification would be proper if the Representative acted in good faith and in a  manner he reasonably believed to be in, or not opposed to, the best interests of the corporation and, with respect to any criminal proceeding, had no reasonable cause to
   believe   his  conduct   was   unlawful,  provided   that  under   no
   circumstances would indemnification be proper in the case of willful misconduct or recklessness.

      In the case of a derivative action, indemnification shall not be made in respect of any claim, issue or matter as to which a Representative has been adjudged liable to the corporation unless, and only to the extent that, a court of competent jurisdiction determines upon application that, despite the adjudication of liability, but in view of all the circumstances of the case, a Representative is fairly and reasonably entitled to indemnity for the expenses that the court deems proper.

      To the extent a Representative has been successful on the merits or otherwise in the defense of a third party action or a derivative action, indemnification is mandatory with respect to expenses (including attorneys' fees) incurred in such defense. The corporation may advance defense expenses (including attorneys' fees) upon receipt of an undertaking by or on behalf of the Representative to repay such advances if it is ultimately determined that he is not entitled to be indemnified, and a corporation may purchase insurance on behalf of any Representative against any liability asserted against him and incurred by him in any such capacity, or arising out of his status as such, regardless of whether or not the corporation could indemnify him against such liability. The indemnification and advancement of expenses provided under the BCL is expressly not exclusive of any other rights to which a person may be entitled under any by-law, agreement, shareholder vote or otherwise.

      Under  the  BCL, limitation  of  director  monetary liability  for breach  of fiduciary duty is permitted,  provided that such provision
   is   included  in  a  by-law  approved  by  the  shareholders.    The
   shareholders of the Company, at the Company s Annual Meeting of Shareholders held on April 13, 1989, approved such a provision in the Company's By-laws. This provision provides that no director shall be personally liable for monetary damages as a result of any act or omission, unless he or she has not complied with the standard of care statutorily mandated for directors and his or her acts or omissions
   constitute self-dealing,  willful misconduct  or  recklessness.   The
   standard of care is set forth in Section 2.13 of the By-laws, entitled "Standard of Care and Justifiable Reliance", and requires the director to perform his or her duties in good faith, in a manner he or she reasonably believes to be in the best interests of the Company, and with such care, including reasonable inquiry, skill and diligence, as a person of ordinary prudence would use under similar circumstances. The By-law provision does not apply to liabilities of a director pursuant to any criminal statute or for payment of taxes pursuant to local, state or Federal law.

      On October 23, 1991, the Board of Directors of the Company approved an amendment to Article IV of the Company's By-laws to provide for indemnification to the extent permitted under the BCL. As amended, Article IV provides that the Company shall indemnify any director or officer of the Company, and may indemnify any other employee or agent of the Company, who is, was or becomes a party, or is threatened to be made a party, to any threatened, pending or completed investigation, claim, action, suit or proceeding, whether civil, criminal, administrative or investigative, and whether formal or informal, and any appeal therein in which any such person is involved (a "Proceeding") by reason of being a Representative, or being a director, officer, employee or agent of either a constituent corporation absorbed in a consolidation or merger or another business entity at the request of such constituent corporation, against all expenses (including attorneys' fees and disbursements), judgments, fines, and amounts paid in settlement actually and reasonably incurred by such person in connection with such proceedings, except that in the case of derivative actions, i) indemnification is limited to reasonably incurred expenses; and ii) a person adjudged to be liable to the Company may not be indemnified unless and only to the extent a court of competent jurisdiction determines upon application that the person is fairly and reasonably entitled to indemnity for the expenses that such court deems proper. Indemnification under
   Article IV applies to third party actions and derivative actions commenced or continuing after the adoption of the Article, whether arising from acts or omissions occurring before or after such adoption. Article IV provides that the rights of directors and officers thereunder with respect to third party actions are contractual rights.

      Article IV provides that indemnification of an indemnified party under Article IV shall be made by the Company only when requested in writing with supporting documentation and, in accordance with the provisions of the BCL, a determination is made in each specific case that indemnification of the Representative is proper under the circumstances. Such determination is to be made within 60 days after receipt of the request and shall be made by a majority vote of disinterested directors (if they constitute a quorum) or, under certain circumstances, either by a written opinion of independent legal counsel or by the shareholders. If independent legal counsel is to make the determination, then the disinterested directors or, if the disinterested directors do not constitute a quorum, a majority of the Board of Directors shall select counsel to which the indemnified party does not reasonably object, except that in the event a change of control as defined in Article IV shall have occurred, the indemnified party shall select counsel to which the disinterested directors or, if the disinterested directors do not constitute a quorum, to which a majority of the Board of Directors do not reasonably object. Once a determination is made that the indemnified party is entitled to indemnification, payment shall be made within five days thereafter, and such determination shall be binding on the Company unless either the indemnified party made a misrepresentation or failed to disclose a material fact in requesting indemnification and supporting that request, or such indemnification is prohibited by law.

      As permitted by the BCL, Article IV also requires that the Company advance reasonable expenses to an indemnified party, upon determination by the Board or its duly authorized committee, within twenty days after receipt of a written request for such advance.
   Such request must reasonably identify, describe and document the legal expenses actually and reasonably incurred by the indemnified party and, if required by law, be accompanied by an undertaking of the indemnified party to repay the advance if ultimately it should be determined that the indemnified party is not entitled to be indemnified against such expenses. The advance may be made upon such terms and conditions, if any, as the Board of Directors or its duly authorized committee deems appropriate. The financial ability of the indemnified party to make repayment shall not be a prerequisite to the making of an advance.

      Article IV provides that an indemnified party shall not be entitled to indemnification or the advancement of expenses if and to the extent 1) the indemnified party did not act in good faith and in a manner the indemnified party reasonably believed to be in, or not opposed to, the best interests of the Company and, with respect to any criminal proceeding, had reasonable cause to believe his or her conduct was unlawful, or 2) the Company enters into a contract with the indemnified party that establishes reasonable limitations or conditions on the indemnification of and advancement of expenses to the indemnified party and such conditions preclude indemnification or advancement of expenses under the circumstances at hand, or 3) payment to the indemnified party would result in double payment, or
   4) a court of competent jurisdiction determines that such indemnification or advancement of expenses is unlawful. A termination of a third party Proceeding, or any claim, issue or matter therein, by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, adversely affect the right of the indemnified party to indemnification or create a presumption that the indemnified party did not meet the condition stated in 1) above.

      In accordance with the BCL, Article IV provides that to the extent that an indemnified party is successful on the merits or otherwise in defense of any third party or derivative Proceeding, or in defense of any claim, issue or matter therein, he or she shall be indemnified against expenses (including attorneys' fees) actually and reasonably
   incurred  in such  defense.   Moreover, Article  IV provides  that an
   indemnified party shall be indemnified against any expenses actually and reasonably incurred in a successful effort to enforce his or her rights or mandatory indemnification under applicable law or his or her rights under Article IV if the indemnified party prevails in any such enforcement proceeding, or on a prorated basis if it is determined that the indemnified party is entitled to receive only part of the indemnification or advancement sought.

      Article IV provides that indemnification granted thereunder is not exclusive of any other rights to which a person may otherwise be entitled. In addition, Article IV provides, as permitted by the BCL, that the Company may purchase and maintain insurance on behalf of the Company, its subsidiaries and affiliates, and any Representative, against any liability asserted against such Representative or incurred by such Representative in any such capacity, or arising out of said Representative's status as such, whether or not the Company would have the power to indemnify such person against that liability under the provisions of applicable law. The Company may also enter into contracts with any Representative to provide contractual rights in furtherance of the provisions of Article IV, and Article IV provides that the Company may give other indemnification to the extent not prohibited by applicable law.

      As provided for in Article IV, the Company has entered into indemnification agreements with each of its directors and officers and with certain of its employees. These agreements contain provisions that afford rights with respect to indemnification and advancement of expenses that are consistent with the authority given in Article IV. The Company has also purchased and is maintaining directors' and officers' liability insurance covering liabilities to directors or officers of the Company arising by reason of wrongful acts committed or allegedly committed by them, whether or not they are indemnified by the Company. The cost to the Company to maintain such insurance for the benefit of its directors and officers is approximately $500,000 per year. The coverage does not extend to:
   i) violations of Section 16(b) of the Exchange Act; ii) deliberately fraudulent acts or omissions or willful violations of any statute;
   iii) claims arising from pollution or contamination events unless involved in a shareholder lawsuit or derivative action under circumstances where the Company does not have the financial ability to provide indemnification or is otherwise not permitted or required to do so; iv) claims brought by one director or officer against another or against the Company, other than for claims for wrongful termination of employment; and v) claims arising from bodily injury, mental or emotional distress, sickness, disease, death or property damage or by reason of the Employee Retirement Income Security Act, which types of claims are intended to be covered under other insurance policies.

   Item 16. Exhibits

   Exhibit Number                   Description

      3.1 Restated Articles of Incorporation of the Company (incorporated by reference to Exhibit 3.(i).(B) of the Report on Form 8-K filed on January 31, 1995).

      3.2 By-laws of the Company (incorporated by reference to Exhibit 3.(ii) of the Annual Report on Form 10-K for the year ended December 31, 1994).

      4.1 Shareholder Rights Plan between the Company and Manufacturers Hanover Trust Company, as Rights Agent, adopted by the Company's Board of Directors and dated October 25, 1989 (incorporated by reference to Exhibit 4.A of the Annual Report on Form 10-K for the year ended December 31, 1994).

      4.2 Amendment to Shareholder Rights Plan between the Company and Chemical Bank, as Rights Agent for the Shareholder Rights Plan, dated September 4, 1992 (incorporated by reference to Exhibit 4-b of the Annual Report on Form 10-K for the year ended December 31, 1992).

      5. Opinion of David F. Henschel, Associate General Legal Counsel of the Company, regarding the legality of the shares of Common Stock.

      23.           Consents of Experts and Counsel.

                    (a)   The consent of Arthur Andersen LLP.
                    (b) The consent of David F. Henschel is included in his opinion filed as Exhibit 5.

      24.           Power of Attorney is included on page II-6.

      99. Registration Rights Agreement dated as of February 28, 1996 between the Company and each of the Selling Shareholders (incorporated by reference to Exhibit 99 to the Registration Statement on Form S-3 filed on March 26, 1996).


   Item 17.  Undertakings.

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the
   opinion   of   the   Securities    and   Exchange   Commission   such
   indemnification  is  against  public   policy  as  expressed  in  the
   Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

      The undersigned registrant hereby undertakes that:

      (1)   For  purposes  of   determining  any  liability   under  the
            Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

      (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3)   For   purposes  of  determining   any  liability  under  the
            Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                 SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned thereunto duly authorized, in the City of Harrisburg,

   Commonwealth of Pennsylvania, on the 10th day of January, 1997.


                                    AMP INCORPORATED


                                    By:   /s/ J.E. Marley
                                          James E. Marley
                                          Chairman of the Board




                             POWER OF ATTORNEY

      KNOW ALL MEN BY THESE PRESENTS, that each individual whose signature appears below constitutes and appoints James E. Marley and David F. Henschel, and each of them, his or her attorneys-in-fact and agents, each with the power of substitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments), to this Registration Statement, and to file the same, with all exhibits thereto, and all documents in connection therewith with the Securities and Exchange Commission, and hereby ratifying and confirming all that each of said attorneys-in-fact and agents or any of them, or their or his or her substitute or substitutes, may do or cause to be done by virtue thereof.

      Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on January 10, 1997.

   Signature                        Capacity



      /s/ J.E. Marley               Chairman of the Board and a Director
      James E. Marley


      /s/ William J. Hudson         Chief Executive Officer and President and
      William J. Hudson             a Director
                                    (Principal Executive Officer)


      /s/ Robert Ripp               Vice President and Chief Financial Officer
      Robert Ripp                   (Principal Financial and Accounting
                                    Officer)

      /s/ William S. Urkiel, Jr.   Controller
      William S. Urkiel, Jr.



                                   Director
      Dexter F. Baker


      /s/ Ralph D. DeNunzio        Director
      Ralph D. DeNunzio



      /s/ Barbara H. Franklin      Director
      Barbara H. Franklin



      /s/ Joseph M. Hixon          Director
      Joseph M. Hixon



      /s/ J. Magliochetti          Director
      Joseph M. Magliochetti


      /s/ Harold A. McInnes        Director
      Harold A. McInnes


      /s/ J.J. Meyer               Director
      Jerome J. Meyer


      /s/ John C. Morley           Director
      John C. Morley


                                   Director
      Paul G. Schloemer


                                   Director
      Takeo Shiina

                             INDEX TO EXHIBITS

     Exhibit                       Description                   Sequentially
     Number                                                         Numbered
                                                                      Page
      3.1         Restated  Articles  of Incorporation  of the
                  Company    (incorporated  by   reference  to
                  Exhibit 3.(i).(B) of the Report on Form 8-K filed on January 31, 1995).

      3.2         By-laws  of  the  Company  (incorporated  by
                  reference to   Exhibit 3.(ii)  of the Annual
                  Report  on Form  10-K  for   the year  ended
                  December 31, 1994).

      4.1 Shareholder Rights Plan between the Company and Manufacturers Hanover Trust Company, as Rights Agent, adopted by the Company's Board of Directors and dated October 25, 1989 (incorporated by reference to Exhibit 4.A of the Annual Report on Form 10-K for the year ended December 31, 1994).

      4.2 Amendment to Shareholder Rights Plan between the Company and Chemical Bank, as Rights Agent for the Shareholder Rights Plan, dated September 4, 1992 (incorporated by reference to Exhibit 4-b of the Annual Report on Form 10-K for the year ended December 31, 1992).

       5.         Opinion  of  David  F.  Henschel,  Associate
                  General  Legal  Counsel   of  the   Company,
                  regarding the legality of the shares of Common Stock.

      23.         Consents of Experts and Counsel.

                  (a)   The consent of Arthur Andersen LLP.
                  (b)   The  consent of  David F.  Henschel is
                  included in his opinion filed as Exhibit 5.

      24.         Power of Attorney is included on page II-6.

      99. Registration Rights Agreement dated as of February 28, 1996 between the Company and each of the Selling Shareholders (incorporated by reference to Exhibit 99 to the Registration Statement on Form S-3 filed on March 26, 1996).